Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 401 9th Street, N. W., Suite 1000 Washington, D.C. 20004-2134 troutman.com

February 1, 2022

Summit Financial Group, Inc.

300 North Main Street

Moorefield, West Virginia 26836

Re: 3.25% Fixed-to-Floating Rate Subordinated Notes due 2031 issued by Summit Financial Group, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Summit Financial Group, Inc., a West Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, relating to the offering by the Company of up to $75,000,000 aggregate principal amount of the Company’s 3.25% Fixed-to-Floating Rate Subordinated Notes due 2031 (the “New Notes”), in exchange for a like principal amount of the Company’s outstanding unregistered 3.25% Fixed-to-Floating Rate Subordinated Notes due 2031 (the “Old Notes”). The New Notes will be issued pursuant to an Indenture, dated as of November 16, 2021 (the “Indenture”), by and between the Company and UMB Bank, N.A., as Trustee (the “Trustee”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.

In connection with the foregoing, we have examined originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth, including (i) the Registration Statement (but not, except as stated otherwise herein, the exhibits to the Registration Statement or documents incorporated by reference into the Registration Statement); (ii) the Indenture, and (iii) the opinion letter of Bowles Rice LLP to the Company, dated February 1, 2022 and included as Exhibit 5.2 to the Registration Statement (the “Bowles Rice Opinion”). In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

As to certain matters of fact relevant to the opinions expressed herein, we have relied on the Bowles Rice Opinion. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

Summit Financial Group, Inc. February 1, 2022 Page 2

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (b) any provision that relates to severability or separability or purports to require that all amendments, supplements or waivers be in writing; or (c) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

In our examinations and in rendering the opinion expressed below, we have expressly assumed: (a) that each party to the documents we examined: (i) is duly organized in its jurisdiction of organization and is qualified to do business and licensed in each other jurisdiction necessary to its performance or enforcement thereunder, (ii) has full power and authority and has been duly authorized to execute, deliver and perform its obligations under such document, and (iii) is properly identified therein; (b) the due authorization, execution and delivery of all agreements, instruments and other documents by all the parties thereto and the validity, binding effect and enforceability thereof (in each case, other than by the Company); (c) the genuineness of all signatures on all documents submitted to us; (d) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (e) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments and that all such original documents were authentic and complete; (f) the legal capacity of all individuals executing documents; and (g) the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we relied for the purposes of this opinion are true and correct. We have also assumed (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act, and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement. As to all questions of fact material to this opinion and as to the materiality of any fact or any other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

The opinions expressed herein are limited to the laws of the State of New York. We express no opinion as to the effect of the laws of any other jurisdiction. To the extent any matters of West Virginia law are implicated or relevant to the opinions expressed herein, we are relying exclusively upon the Bowles Rice Opinion and our opinions are subject to the additional qualifications, assumptions, limitations and exceptions set forth in such Bowles Rice Opinion (except as to matters of New York law). The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that when the New Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture in exchange for the Old Notes in the manner described in the Registration Statement, such New Notes will be legally issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Summit Financial Group, Inc. February 1, 2022 Page 3

Our opinion set forth above is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

This opinion has been prepared for your use in connection with the Registration Statement. This opinion speaks as of the date hereof. We assume no obligation to advise you of any change in the foregoing subsequent to the date hereof even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our Firm under the caption “Legal Matters” and to the inclusion of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP